Exhibit 99.3
IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF TEXAS
AMARILLO DIVISION

SWIFT & COMPANY	§
§
VS.	§	CIVIL ACTION NO.
§
IMMIGRATION AND CUSTOMS	§
ENFORCEMENT DIVISION OF THE	§
DEPARTMENT OF HOMELAND	§
SECURITY and JULIE L. MYERS	§
COMPLAINT FOR DECLARATORY AND INJUNCTIVE RELIEF
     For its complaint against the Immigration and Customs Enforcement division (“ICE”) of the U.S. Department of Homeland Security (“DHS”) and Julie L. Myers, Assistant Secretary of Homeland Security for ICE (“Myers”), Swift & Company (“Swift” or the “Company”) alleges as follows:
NATURE OF THE ACTION
     1. Plaintiff Swift is one of the oldest and largest meat producing companies in the United States. Swift is the third largest beef packer and the third largest pork packer in the country. The Company has production and distribution facilities throughout the United States, including a plant in Cactus, Texas. Swift employs approximately 15,000 people in the United States.
     2. Swift uses strong hiring practices that attempt to ensure that Swift employs only those people legally authorized to work in the United States. These practices include voluntary membership in the federal government’s Basic Employment Verification Pilot (“Basic Pilot”)

system since 1997. Basic Pilot, which is overseen and managed by the Department of Homeland Security and the Social Security Administration (“SSA”), is the program through which the federal government contractually provides employers with a mechanism to verify the employment eligibility of new employees. Basic Pilot was created under The Illegal Immigration Reform and Immigrant Responsibility Act of 1996 (“IIRIRA”), Pub. L. 104-208, 110 Stat. 3009.
     3. Through Basic Pilot, using information provided by prospective employees on a federal government “I-9” form, Swift electronically screens all new hires through the government’s Social Security Administration database and (if applicable) alien number database. The government’s system confirms that the prospective employee is legally authorized to work or it identifies the prospective employee as an illegal worker. This information is then forwarded to Swift. Based on this information, all of Swift’s current employees have been verified by the government as eligible to work in the United States.
     4. In order to enroll in Basic Pilot, Swift signed a Memorandum of Understanding (“MOU”), which recites the responsibilities of the parties, Swift, DHS and SSA, as well as the procedures to be followed under the program for each of its facilities. The language of the MOU, including the respective rights, responsibilities, and liabilities of the parties, mirrors that of the IIRIRA, the federal statute under which the Basic Pilot program was created. The MOU for each facility was executed by the parties between 1996 and 1997, and each is in effect as of the date of this Complaint. The language of the MOU and the IIRIRA states “no person or entity participating in the Basic Pilot shall be civilly or criminally liable under any law for any action taken in good faith on information provided through the confirmation system.” P.L. 104-208,

Subdivision D, §403(b)(3)(d)(1996); MOU, Article II at C(6)(5).
     5. In March 2006, agents from ICE issued administrative subpoenas for the I-9 forms and supporting identity documents for all employees at in Swift’s Marshalltown, Iowa facility. (The I-9 form is the federal government’s form that employers use to review and verify an employee’s legal status.) The Company promptly complied. Of the approximately 1300 forms produced, ICE retained 665 of the forms for “further review.”
     6. ICE further informed Swift that ICE suspected that the 665 retained I-9 forms related to unauthorized workers. ICE further informed Swift that several of the retained forms may contain indications of document fraud involving State identification cards and falsely obtained Social Security cards.
     7. Following the Marshalltown request, ICE issued similar I-9 subpoenas to the Company’s other plants, including Cactus, Texas. Swift completed production of all requested I-9 forms and supporting documents in the late summer of 2006.
     8. Concerned about ICE’s investigation and in an attempt to evaluate its own hiring practices to determine what steps, if any, should be taken to ensure compliance with federal law, including the Immigration and Nationality Act (“INA”) and anti-discrimination statutes, Swift retained outside immigration experts to review the Company’s I-9 files and its hiring practices.
     9. In a further attempt to cooperate with ICE, Swift asked ICE if it could take measures to ensure Company compliance with the INA. Specifically, Swift requested that ICE permit the Company to more closely review the allegedly questionable I-9 forms and determine whether signs of identity fraud did exist and whether any of these forms were tied to unauthorized workers. Swift told ICE that it would terminate any employees determined to be illegal aliens, as required by federal law.
     10. Rather than permitting Swift to comply with federal law, ICE directed the Company not to take any action against suspect employees without coordination with and approval from ICE. In September 2006, one of the ICE field agents responsible for the investigation expressed concerns that if Swift reviewed the suspect files, employees might leave, thereby making it difficult or impossible for ICE to locate the employees for possible enforcement actions. The agent even suggested that if Swift were to start any review of suspect files, the government might consider Swift’s conduct to constitute the criminal offense of obstruction of justice.
     11. In an October 19, 2006 meeting between Swift and ICE, ICE withdrew its previous prohibition on Swift closely reviewing its own I-9 files. Swift immediately began such a review and has identified a number of workers who appear to have deliberately defeated the Basic Pilot verification program and who may have engaged in some form of identity theft.
     12. In that meeting, Swift emphasized the substantial damage to its business that would result from simultaneous enforcement actions at its plants and offered to cooperate with ICE in a phased or managed process that would accomplish ICE’s goals without placing an unnecessary financial and operational burden on the Company.
     13. Although ICE has lifted its prohibition of Swift acting to comply with the law, ICE has still refused to work cooperatively with Swift to examine whether unauthorized workers have evaded the Basic Pilot verification process. Swift has made several proposals for review procedures which would allow for a focused review of suspect I-9 files while also minimizing any disruption to Swift’s operations and the employment of its legal work force.

     14. To date, ICE has refused to discuss or agree to Swift’s review procedures. ICE has not made any suggestions or recommendations of its own.
     15. On November 17, 2006 and again on November 20, ICE informed Swift that it plans to, with or without Swift’s cooperation, shut down six of Swift’s seven plants on December 4, 2006 so that ICE agents can interview every employee, regardless of suspected illegal status. If and when ICE determines which employees are suspected to be illegal aliens, it plans to segregate them for further questioning and possible deportation. These actions by ICE (the “December 4th Plan”), or a comparable mass removal action, would have a direct impact on many legal workers, as well as suspected illegal workers, and would irreparably harm Swift by interfering with its legal business operations and by damaging its reputation.
     16. Swift seeks appropriate judicial review of ICE’s actions and proposed actions prior to any action actually being taken. Swift asserts that the December 4th Plan, or a comparable mass removal action by ICE, would constitute a violation of the IIRIRA as that federal statute prohibits ICE from imposing penalties on Swift for actions taken based on information provided through the Basic Pilot confirmation system.
     17. Swift further asserts that a mass removal action by ICE would be an unconstitutional deprivation of property without due process of law because Swift has a protected property interest in operating a legitimate business.
     18. Swift would not have an adequate remedy at law after the execution of the December 4th Plan, or a comparable mass removal constituting a violation of the IIRIRA and a deprivation of property, and therefore Swift is entitled to declaratory judgment and injunctive relief before any mass removal action occurs.

PARTIES
     19. Swift is a Delaware corporation with its principal place of business in Greeley, Colorado. Swift operates plants that process and pack meat, including beef, pork, and lamb. Its plants, distribution centers, and sales offices are located across the United States, including in Minnesota, Texas, Nebraska, Iowa, Utah, and Kentucky.
     20. ICE, a division of the U.S. Department of Homeland Security, through ICE, is primarily responsible for interior immigration enforcement and investigations, and the detention and removal of illegal aliens. Along with the SSA, ICE is a signatory to the MOU with Swift.
     21. Julie Myers, the Assistant Secretary of Homeland Security for ICE, is the individual charged with the responsibility of ensuring that ICE’s actions abide by the relevant statutory authority.
JURISDICTION AND VENUE
     22. This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C. § 1491(a)(1).
     23. This court has jurisdiction under the Declaratory Judgment Act, 28 U.S.C. §§ 2201-2202, as there is an actual case or controversy between the parties.
     24. Venue is proper under 28 U.S.C. §1391(e), as Swift maintains a plant in this judicial district.
GOVERNING STATUTORY PROVISIONS
     25. The Immigration and Nationality Act, 8 U.S.C. § 1324a(a)(2), prohibits continuing to employ an alien in the United States knowing that the alien is (or has become) an unauthorized alien with respect to such employment.
     26. The Illegal Immigration Reform and Immigrant Responsibility Act of 1996 (the

     “IIRIRA”), Pub. L. 104-208, 110 Stat. 3009, is the statute authorizing the creation of the Basic Pilot and the basis for the MOU.
CAUSES OF ACTION
COUNT I
(Violation of the Illegal Immigration Reform and Immigrant Responsibility Act of 1996
(“IIRIRA”), Pub. L. 104-208, 110 Stat. 3009)
     27. Swift incorporates herein the allegations in paragraphs 1 through 26 of this Complaint.
     28. The MOU constitutes Swift’s enrollment in the Basic Pilot Program.
     29. Under the IIRIRA, a participant in the Basic Pilot Program cannot be held civilly or criminally liable under any law for any action taken in good faith reliance on information provided through the Basic Pilot confirmation system.
     30. ICE’s December 4th Plan, or any similar large scale mass removal action to interview and remove suspected unauthorized workers simultaneously at Swift’s plants, would cause irreparable harm to Swift’s business. Such irreparable, indirect harm would constitute a de facto penalty for Swift’s reliance on information provided by the Basic Pilot confirmation system, and such a penalty or liability is a statutory violation of the IIRIRA.
COUNT II
(Violation of Constitutional Due Process Rights Under the Fifth Amendment)
     31. Swift incorporates herein the allegations in paragraphs 1 through 26 of this Complaint.
     32. ICE’s execution of its December 4th Plan, or any similar mass removal action, without notice to Swift and an opportunity to challenge ICE’s foundation and procedures for the action before this Court deprives Swift of its property without due process of law in violation of the Fifth Amendment of the United States Constitution.
REQUEST FOR RELIEF
     WHEREFORE, Swift respectfully requests this Court:
a.	for a declaratory judgment order stating that
1.	ICE’s December 4th Plan, or any comparable mass removal action by ICE at one or more of Swift’s facilities, would constitute a violation of the IIRIRA, a federal statute;

2.	in the event of such a statutory violation by ICE, Swift would not have an adequate or available remedy at law;

3.	Swift has a constitutionally protected property right to operate its business;

4.	Swift’s property rights would be interfered with and Swift would be deprived of its property right to operate its business in the event of a mass removal action by ICE;

5.	under the Fifth Amendment of the United States Constitution, Swift is entitled to due process before it can be deprived of its property rights to operate its business.
b.	for an order
1.	permanently enjoining ICE from executing its December 4th Plan, or conducting any comparable mass removal action at a Swift facility without prior notice to this Court and Swift;

2.	requiring that no fewer than [7] business days prior to executing its December 4th Plan, or any similar mass removal action at a Swift facility, ICE must file with this court, with copy provided simultaneously to Swift, a description of its plan, including a description of the anticipated impact on Swift’s operations;

3.	requiring an expedited hearing to be held, prior to any mass removal action by ICE, in which ICE must demonstrate to this Court that its December 4th Plan, or any comparable planned mass removal, will not unfairly and improperly deprive Swift of its property rights without affording Swift an opportunity to mitigate the serious adverse effects such an action would have on its business and its employees; this expedited hearing shall permit Swift to fully participate and offer arguments in opposition to ICE’s mass removal plans;
c.	for an award of attorney fees and costs, and

d.	for such other relief as the court may deem appropriate.

Respectfully submitted,

William E. Lawler, III – Lead Counsel
C. Michael Buxton
Vinson & Elkins, L.L.P.
The Willard Office Building
1455 Pennsylvania Ave. Suite 600
Washington, D.C. 20004
Telephone: (202) 639-6676
Facsimile: (202) 639-6604

Kevin A. Isern – Local Counsel
Lovell, Lovell, Newsom & Isern, L.L.P.
112 West 8th Avenue, Suite 1000
Amarillo, TX 79101-2314
Telephone: (806) 373-1515
Facsimile: (806) 379-7176

By:	/s/ Kevin A. Isern
Kevin A. Isern
Texas State Bar No.10432900